                                                                    EXHIBIT 10.9
================================================================================


                               TERM LOAN AGREEMENT

                                      among

                       ENDURANCE SPECIALTY HOLDINGS LTD.,


                          VARIOUS LENDING INSTITUTIONS,


                                       and

                              JPMORGAN CHASE BANK,
                             as ADMINISTRATIVE AGENT


                           Dated as of August 13, 2002

                                  $192,000,000

================================================================================

                          J.P. MORGAN SECURITIES INC.,
           as SOLE ADVISOR, SOLE LEAD ARRANGER AND SOLE BOOK MANAGER,

                              THE BANK OF NEW YORK,
                      as CO-ARRANGER AND SYNDICATION AGENT,

                                       and

                               BARCLAYS BANK PLC,
                             as DOCUMENTATION AGENT

                  TERM LOAN AGREEMENT, dated as of August 13, 2002, among ENDURANCE SPECIALTY HOLDINGS LTD., a company organized under the laws of Bermuda (the "Parent Borrower"), the lending institutions listed from time to time on Annex I hereto (each a "Lender" and, collectively, the "Lenders"), and JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 9 are used herein as so defined.

                              W I T N E S S E T H :

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Parent Borrower the term loans provided for herein.

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally agrees, at any time and from time to time after the Effective Date and prior to the Term Loan Commitment Expiration Date, to make a term loan or term loans (each, an "Initial Term Loan" and, collectively, the "Initial Term Loans") to the Parent Borrower, which Initial Term Loans (i) shall only be incurred on each Initial Term Loan Borrowing Date, (ii) shall be denominated in Dollars,
(iii) shall, at the option of the Parent Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type and, (iv) shall not exceed for any Lender, in initial aggregate principal amount, that amount which equals the Initial Term Loan Commitment of such Lender at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 2.03(b)), and (v) shall not exceed, in initial aggregate principal amount, that amount which equals the Total Initial Term Loan Commitment at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 2.03(b)). Once repaid, Initial Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to Section 1.14 and the other terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment severally agrees to make a term loan or term loans (each, an "Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the Parent Borrower, which Incremental Term Loans (i) shall only be incurred on each Incremental Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall, at the option of the Parent Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Incremental Term Loans comprising the same Borrowing shall at all times be of the same Type and (iv) shall not exceed for any Lender, in initial aggregate principal amount, that amount which equals the Incremental Term Loan Commitment of such Lender at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 2.03(b)). Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed. Each initial Borrowing of Incremental Term Loans shall be maintained as a single Borrowing, provided that each such initial Borrowing of Incremental Term Loans shall be incorporated into the existing Borrowings of Term Loans as promptly as practicable in a manner to be determined by the Administrative Agent in its sole discretion.

                  1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing hereunder shall not be less than $5,000,000, provided that Borrowings of Incremental Term Loans referred to in Section 1.01(b) above may be less than $5,000,000. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Parent Borrower desires to incur Term Loans, it shall give the Administrative Agent at its Notice Office, (x) prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans or (y) prior to 10:00 A.M. (New York time) on the day of each Borrowing of Base Rate Loans, prior written notice (or telephonic notice promptly confirmed in writing). Each such notice (a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable, and, in the case of a written notice and a confirmation of telephonic notice, shall be in the form of Exhibit A hereto, appropriately completed to specify (i) the aggregate principal amount of the Term Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowings shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Parent Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Parent Borrower. In each such case the Administrative Agent's record of the terms of any such telephonic notice shall be conclusive absent manifest error.

                  1.04 Disbursement of Funds. (a) Subject to the terms and conditions herein set forth, no later than 11:00 A.M. (New York time) on the date of each incurrence of Term Loans, each Lender will make available to the Administrative Agent its pro rata share of each Borrowing requested to be made on such date in the manner provided below.

                  (b) Each Lender shall make available all amounts it is to fund under any Borrowing in Dollars and immediately available funds to the Administrative Agent at the Payment Office and the Administrative Agent will make available to the Parent Borrower as promptly as practicable by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Parent Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Parent Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Parent Borrower, and the Parent Borrower shall pay such corresponding amount to the Administrative Agent within two Business Days. The Administrative Agent shall also be entitled to recover from the Lender or the Parent Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Parent Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Parent Borrower, the then applicable rate of interest, calculated in accordance with
Section 1.08(a) or (b), as the case may be, for the respective Term Loans.

                  (c) Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Parent Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  1.05 Term Notes. (a) The Parent Borrower's obligation to pay the principal of, and interest on, all of the Term Loans made to it by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 11.16 and shall, if requested by such Lender, also be evidenced by a promissory note substantially in the form of Exhibit B hereto with blanks appropriately completed in conformity herewith (each a "Term Note" and collectively, the "Term Notes").

                  (b) The Term Note issued to each Lender shall (i) be executed by the Parent Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date (or if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Initial Term Loan Commitment or Incremental Term Loan Commitment, as the case may be, of such Lender and be payable in a principal amount equal to the amount of the Initial Term Loans or Incremental Term Loans, as the case may be, made by such Lender, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01 and mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents. Upon receipt of an affidavit of an officer of the Lender (together with a customary indemnity from such Lender in form and substance satisfactory to the Parent Borrower) that a Term Note has been lost, stolen, destroyed or mutilated, the Parent Borrower will issue a replacement Term Note in the same principal amount thereof and otherwise of like tender.

                  (c) Each Lender will record on its internal records the amount of each Term Loan made by it and each payment in respect thereof and will prior to any transfer of its Term Note endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Parent Borrower's obligations in respect of such Term Loans.

                  (d) Notwithstanding anything to the contrary contained above in this Section 1.05 or elsewhere in this Agreement, Term Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Term Notes. No failure of any Lender to request or obtain a Term Note evidencing its Term Loans to the Parent Borrower shall affect or in any manner impair the obligations of the Parent Borrower to pay the Term Loans (and all related Obligations) incurred by the Parent Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement. Any Lender which does not have a Term Note evidencing its outstanding Term Loans shall in no event be required to make the notations otherwise described in preceding clause
(c). At any time when any Lender requests the delivery of a Term Note to evidence any of its Term Loans, the Parent Borrower shall promptly execute and deliver to the respective Lender the requested Term Note in the appropriate amount or amounts to evidence such Term Loans.

                  1.06 Conversions. The Parent Borrower shall have the option to convert on any Business Day all or a portion at least equal to $1,000,000 of the outstanding principal amount of its Term Loans of one Type, into a Borrowing or Borrowings of the other Type of Term Loans; provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans pursuant to such Borrowing to less than $1,000,000, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Default or Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Lenders have previously advised the Parent Borrower that conversions will not be permitted while such Default or Event of Default, as the case may be, remains in existence, (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02, (iv) Eurodollar Loans may only be converted into Base Rate Loans on the last day of the Interest Period applicable thereto, and (v) each such conversion shall be made pro rata among the Term Loans of each Lender of the Type being converted. Each such conversion shall be effected by the Parent Borrower by giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Term Loans to be so converted, the Type of Term Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Term Loans.

                  1.07 Pro Rata Borrowings. All Borrowings of Term Loans under this Agreement shall be incurred by the Parent Borrower from the Lenders pro rata on the basis of such Lenders' Term Loan Commitments (subject to the last sentence of Section 1.01(b)). It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Term Loans hereunder and that each Lender shall be obligated to make the Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Applicable Margin then in effect for Base Rate Loans plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan or
(ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Sections 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Margin then in effect for Eurodollar Loans plus the relevant Eurodollar Rate for the Interest Period applicable to such Eurodollar Loan.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Term Loan and any other overdue amount payable hereunder shall be payable on demand and shall bear interest at a rate per annum equal to the Applicable Margin then in effect for Base Rate Loans plus the Base Rate in effect from time to time plus 2%, provided that overdue principal in respect of Eurodollar Loans shall bear interest until the end of the Interest Period applicable to such Eurodollar Loans at a rate per annum equal to 2% in excess of the rate otherwise applicable to such Eurodollar Loans.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Term Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Parent Borrower and the Lenders thereof.

                  1.09 Interest Periods. At the time the Parent Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Parent Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period may be elected if it would extend beyond the Maturity Date; and

                  (v) no Interest Period may be selected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks have previously advised the Parent Borrower that the selection of Interest Periods will not be permitted while such Default or Event of Default, as the case may be, remains in existence.

If upon the expiration of any Interest Period, the Parent Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Parent Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent, or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, (A) a change in the basis of taxation of payment to any Lender of the principal of, or interest on, the Term Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts owed to such Lender under Section 3.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Parent Borrower and to the Administrative Agent of such determination and the reason therefor (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Parent Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Parent Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Parent Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause
(ii) above, the Parent Borrower shall pay to such Lender, within 10 Business Days following receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine in good faith) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis shall be reasonable and consistently applied, submitted to the Parent Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Parent Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Parent Borrower may (and, in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Parent Borrower shall) either (i) if the affected

Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Parent Borrower was notified by a Lender (or on the next Business Day if the Parent Borrower received such notice after 3:00 p.m. (New York time)) pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Term Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such affected Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Lender shall have determined in good faith that after the Effective Date the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, upon demand by such Lender (with a copy to the Administrative Agent), the Parent Borrower agrees to pay such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Parent Borrower, which notice shall set forth the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied, although the failure to give any such notice shall not release or diminish the Parent Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation. The Parent Borrower agrees to compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit with respect to such Term Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Parent Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment, prepayment, assignment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Parent Borrower; or (iv) as a consequence of (x) any other failure by the Parent Borrower to repay its Term Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or Section 3.04 with respect to such Lender, it will, if requested by the Parent Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event; provided that such designation is made on such terms that, in the opinion of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Parent Borrower or the right of any Lender provided in
Section 1.10 or Section 3.04.

                  1.13 Replacement of Lenders. (a) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or Section
4.04 with respect to any Lender which results in such Lender charging to the Parent Borrower increased costs in excess of those being generally charged by the other Lenders, (b) if a Lender becomes a Defaulting Lender and/or (c) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders, the Parent Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender"), upon prior written notice to the Administrative Agent and such Replaced Lender, with one or more banks or other financial institutions (none of whom shall constitute a Defaulting Lender at the time of such replacement) reasonably acceptable to the Administrative Agent (collectively, the "Replacement Lender"), provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender and the Replaced Lender shall enter into one or more Assignment Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Term Loan Commitments and outstanding Term Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal amount of, and all accrued but unpaid interest on, all outstanding Term Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 2.01 and (ii) all obligations of the Parent Borrower under the Credit Documents owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, all amounts owing to the Replaced Lender under Section 1.11 as a result of the assignment of its Term Loans under clause (i) above, shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Term Note or Term Notes executed by the Parent Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                  1.14 Incremental Term Loan Commitments. (a) The Parent Borrower shall have the right at any time and from time to time after the Effective Date and prior to the Incremental Term Loan Termination Date to request (so long as no Default of Event of Default is then in existence or would result therefrom) on one or more occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided pursuant to clause
(vi) below) provide Incremental Term Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant to Section 1.01(b); it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any request by the Parent Borrower, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement in respect thereof as provided in Section 1.14(b) and (y) such other conditions set forth in Section 1.14(b) shall have been satisfied, such Lender shall not be obligated to fund any Term Loans in excess of the amounts provided for in Section 1.01(a) before giving effect to such Incremental Term Loan Commitments provided pursuant to this Section 1.14, (iii) any Lender (and/or one or more other Persons which will become Lenders as provided pursuant to clause (vi) below) may so provide an Incremental Term Loan Commitment without the consent of any other Lender (it being understood and agreed that the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if any such Incremental Term Loan Commitments are to be provided by a Person which is not already a Lender),
(iv) (x) each provision of Incremental Term Loan Commitments on a given date pursuant to this Section 1.14 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vi) below, banks or other financial institutions who will become Lenders)) of at least $1,000,000 and (y) the aggregate amount of Incremental Term Loan Commitments provided pursuant to this Section 1.14 shall not exceed $7,857,143.86, (v) the up-front fees payable to any Lender providing an Incremental Term Loan Commitment shall be as set forth in the relevant Incremental Term Loan Commitment Agreement, (vi) if, on or after the tenth Business Day following the request by the Parent Borrower of the then existing Lenders (other than Defaulting Lenders) to provide Incremental Term Loan Commitments pursuant to this Section 1.14 on the terms to be applicable thereto, the Parent Borrower has not received Incremental Term Loan Commitments in an aggregate amount equal to that amount of the Incremental Term Loan Commitments which the Parent Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower to the Administrative Agent as provided above), then the Parent Borrower may request Incremental Term Loan Commitments from other banks or financial institutions in aggregate amount equal to such deficiency on terms which are no more favorable to such other bank or financial institution in any respect than the terms offered to the Lenders, and (vii) all actions taken by the Parent Borrower pursuant to this Section 1.14 shall be done in coordination with the Administrative Agent.

                  (b) At the time of any provision of Incremental Term Loan Commitments pursuant to this Section 1.14, (i) the Parent Borrower, the Administrative Agent and each such Lender or other bank or financial institution which agrees to provide an Incremental Term Loan Commitment (each, an "Incremental Term Loan Lender") shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit F hereto, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Incremental Term Loan Lender's Incremental Term Loan Commitment to occur upon delivery of such Incremental Term Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 1.14 to the reasonable satisfaction of the Administrative Agent), (ii) the Parent Borrower shall deliver to the Administrative Agent resolutions authorizing the incurrence of Incremental Term Loans to be incurred pursuant to each Incremental Term Loan Agreement, together with evidence of good standing of the Parent Borrower (if requested) and (iii) the Parent Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Parent Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinion of counsel delivered to the Lenders on the Effective Date pursuant to Section 4.01(b) and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Incremental Term Loan Commitment Date, and (x) on each such date Annex I shall be deemed modified to reflect the revised Term Loan Commitments of the affected Lenders and (y) upon surrender of any old Term Notes by the respective Incremental Term Loan Lender (or, if lost, a standard lost note indemnity in form and substance reasonably satisfactory to the Parent Borrower), to the extent requested by any Incremental Term Loan Lenders, a new Term Note will be issued, at the Parent Borrower's expense, to such Incremental Term Loan Lender, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the new revised Term Loan Commitments and/or Term Loans made by such Incremental Term Loan Lenders.

                  SECTION 2. Fees; Commitments.

                  2.01 Fees. (a) The Parent Borrower agrees to pay the Administrative Agent a facility fee (the "Commitment Fee") for the account of the Lenders pro rata on the basis of their respective Term Loan Commitments, for the period from and including the Effective Date to but not including the Term Loan Commitment Termination Date, computed at a per annum rate equal to 0.10% of the Total Term Loan Commitment (as in effect from time to time). Accrued Commitment Fees shall be due and payable on the Term Loan Commitment Termination Date and, with respect to any Commitment Fee owing to any Lender who is replaced pursuant to Section 1.13, on the date on which such Lender is replaced.

                  (b) The Parent Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, when and as due, such fees as have been, or are from time to time, separately agreed upon.

                  (c) All computations of Fees shall be made in accordance with
Section 11.07(b).

                  2.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) given by the Parent Borrower to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 11:00 A.M. (New York time) on such day and the Administrative Agent shall promptly transmit such notice to each of the Lenders), the Parent Borrower shall have the right, without premium or penalty, to terminate or partially reduce the

Total Term Loan Commitment, provided that (x) any such reduction shall apply to permanently reduce the Total Term Loan Commitment and to proportionately reduce the Term Loan Commitment of each Lender, and (y) any partial reduction pursuant to this Section 2.02 shall be in integral multiples of at least $5,000,000.

                  2.03 Mandatory Reduction of Commitments. (a) The Total Initial Term Loan Commitment (and the Initial Term Loan Commitment of each Lender) shall be terminated at 5:00 p.m. (New York time) on the Expiration Date unless the Effective Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Initial Term Loan Commitment shall (i) be reduced on each Initial Term Loan Borrowing Date in an amount equal to the aggregate principal amount of Initial Term Loans incurred on each such date,
(ii) terminate in its entirety (to the extent not theretofore terminated) on the Term Loan Commitment Termination Date (after giving effect to any Initial Term Loans to be made on such date) and (iii) prior to the termination of the Total Initial Term Loan Commitment, be permanently reduced from time to time to the extent required by Section 3.02(d).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall (x) prior to the Term Loan Commitment Termination Date (i) be reduced on each Incremental Term Loan Commitment Termination Date in an amount equal to the aggregate principal amount of Incremental Term Loans incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the Term Loan Commitment Termination Date (after giving effect to any Incremental Term Loans to be made on such date) and (iii) be permanently reduced from time to time to the extent required by Section 3.02(d) and (y) on and after the Term Loan Commitment Termination Date, terminate in its entirety on the respective Incremental Term Loan Borrowing Date for such Incremental Term Loan Commitment Agreement (after giving effect to the incurrence of the Incremental Term Loans on each such date).

                  (d) Unless previously terminated pursuant to Section 2.02 or
Section 2.03(a) above, the Total Initial Term Loan Commitment and the Total Incremental Term Loan Commitment then in effect shall, in each case, terminate at 5:00 P.M. on the Term Loan Commitment Termination Date.

                  (e) Each reduction and/or termination of the Total Initial Term Loan Commitment and the Total Incremental Term Loan Commitment pursuant to this Section 2.03 shall be applied to proportionately and permanently reduce and/or terminate the Initial Term Loan Commitment and the Incremental A Term Loan Commitment, as the case may be, of each Lender with such a commitment.

                  SECTION 3. Payments.

                  3.01 Voluntary Prepayments. The Parent Borrower shall have the right to prepay Term Loans, without premium or penalty (except for amounts payable to Section 1.11), in whole or in part, from time to time on the following terms and conditions: (i) the Parent Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Term Loans, specifying the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such Term Loans were made, which notice shall be received by the Administrative Agent (x) in the case of Base Rate Loans, no later than 11:00 A.M. (New York time) one Business Day prior to the date of such prepayment, or (y) in the case of Eurodollar Loans, at least three Business Days prior to the date of such prepayment and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of any Term Loans shall reduce the aggregate principal amount of the Term Loans outstanding to an amount less than $1,000,000; (iii) each prepayment in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans; (iv) prepayments of Eurodollar Loans made pursuant to this Section 3.01 may only be made on the last day of an Interest Period applicable thereto unless concurrently with such prepayment any payments required to be made pursuant to Section 1.11 as a result of such prepayment are made; and (v) each prepayment of principal of Term Loans pursuant to this
Section 3.01(a) shall be applied to reduce the then remaining Scheduled Repayments of Term Loans in inverse order of maturity.

                  3.02 Mandatory Repayments. (a) On each date set forth below, the Parent Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is equal to the product of (I) the sum of the initial principal amount of all Term Loans made hereunder (without giving effect to any prepayments or repayments thereof) on or prior to the first anniversary of the Initial Borrowing Date multiplied by (II) the respective percentage set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 3.01 and 3.02(d), a "Scheduled Repayment"):

                Scheduled Repayment Date                                            Percentage
                ------------------------                                            ----------
 First Anniversary of the Initial Borrowing Date                                      20.0%
 Second Anniversary of the Initial Borrowing Date                                     40.0%
 Maturity Date                                                                        40.0%

                  (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02, by no later than the Business Day immediately following each date after the Effective Date upon which the Parent Borrower or any of its Subsidiaries receives any cash proceeds from any issuance of public debt by the Parent Borrower or any of its Subsidiaries in a capital markets transaction, an amount equal to 100% of the cash proceeds of the respective issuance (net of all reasonable costs associated therewith, including, without limitation, all underwriting or similar fees, discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, the Parent Borrower and/or any of its Subsidiaries and other costs associated therewith) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 3.02(d) and (f).

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02, by no later than the Business Day immediately following each date after the Effective Date upon which the Parent Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of its equity securities, an amount equal to 50% of the cash proceeds of the respective sale or issuance (net of all reasonable costs associated therewith, including, without limitation, all underwriting or similar fees, discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, the Parent Borrower and/or any of its Subsidiaries and other costs associated therewith) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 3.02(d) and
(f).

                  (d) Each amount required to be applied pursuant to Sections 3.02(b) and (c) in accordance with the requirements of this Section 3.02(d), shall be applied (i) first, as a mandatory repayment of outstanding Term Loans, and (ii) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (i), to permanently reduce the Total Term Loan Commitment (if any). The amount of each principal repayment of each outstanding Term Loan made as required by this Section 3.02(d) shall be applied to reduce the then remaining Scheduled Repayments of such Term Loans in inverse order of maturity.

                  (e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, and all Term Loans shall be repaid in full on the Maturity Date.

                  (f) With respect to each prepayment of Term Loans required by this Section 3.02, the Parent Borrower may designate the Types of Term Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which such Term Loans were made, provided that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000 for such Borrowing, then all Eurodollar Loans outstanding pursuant to such Borrowing shall be immediately converted into a Borrowing of Base Rate Loans and (ii) each prepayment of Term Loans made pursuant to the same Borrowing shall be applied pro rata among the Lenders which made such Term Loans. In the absence of a designation by the Parent Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and the Term Notes shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 11:00 A.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written, telex or facsimile notice by the Parent Borrower to the Administrative Agent to make a payment from the funds in the Parent Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 11:00 A.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  3.04 Net Payments. (a) All payments made by the Parent Borrower hereunder or under any Term Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively, as "Taxes"). If any Taxes are so levied or imposed, the Parent Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Term Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Term Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Parent Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender, and franchise taxes imposed in lieu of taxes imposed on or measured by net income or net profits of a Lender, pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Parent Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Parent Borrower. The Parent Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Parent Borrower if it is not a U.S. Borrower any information as reasonably requested by the Parent Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 3.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its Tax calculations).

                  SECTION 4. Conditions Precedent.

                  4.01 Conditions Precedent to the Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which each of the following conditions shall have been satisfied, or waived by the Required Lenders:

                  (a) Execution of Agreement; Term Notes. On the Effective Date,
(i) each of the Parent Borrower, the Administrative Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) at the Notice Office that the same has been signed and mailed to the Administrative Agent; and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested the same the appropriate Term Note or Term Notes, executed by the Parent Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (b) Opinion of Counsel. On the Effective Date, the Administrative Agent shall have received (i) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel to the Parent Borrower, which opinion shall cover the matters contained in Exhibit C-1 hereto and (ii) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Appleby, Spurling & Kempe, special Bermuda counsel to the Parent Borrower, which opinion shall cover the matters covered in Exhibit C-2 hereto.

                  (c) Officer's Certificate; Corporate Proceedings. (i) On the Effective Date, the Administrative Agent shall have received from the Parent Borrower a certificate, dated the Effective Date, signed by the President or any Vice President of the Parent Borrower, and attested to by the Secretary or any Assistant Secretary of the Parent Borrower, in the form of Exhibit D hereto with appropriate insertions and deletions, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions relating to the Credit Documents which shall be satisfactory to the Administrative Agent.

                  (ii) On or prior to the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including certificates of existence or good standing certificates, as applicable, and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (d) Adverse Change, etc. Since November 30, 2001, nothing shall have occurred or become known to the Administrative Agent or the Required Lenders which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (e) Litigation. On the Effective Date, no actions, suits or proceedings by any entity (private or governmental) shall be pending against the Parent Borrower or any of its Subsidiaries (i) with respect to this Agreement, any other Document, the Transaction or any of the transactions contemplated hereby or thereby or (ii) which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (f) Approvals, etc. On the Effective Date, all necessary governmental and third party approvals, permits and licenses in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein, shall have been obtained and remain in full force and effect.

                  (g) Indebtedness, etc. On the Effective Date, the Parent Borrower and its Subsidiaries shall have no outstanding preferred stock or Indebtedness except (w) the Obligations, (x) the obligations under the 364-Day Credit Documents, (y) Indebtedness set forth on Annex V and (z) Indebtedness (on an individual basis) which has an outstanding principal balance of less than $1,000,000.

                  (h) No Default; Representations and Warranties. On the Effective Date, there shall exist no Default or Event of Default, and all representations and warranties made by the Parent Borrower contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (i) A.M. Best Rating. On the Effective Date, each Regulated Insurance Company shall have an A.M. Best financial strength rating of at least "A-".

                  (j) Fees. On the Effective Date, the Parent Borrower shall have paid the Administrative Agent and the Lenders all fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by this Agreement and the other Credit Documents, agreed upon by such parties to be paid on or prior to the Effective Date.

                  4.02 Conditions Precedent to All Terms Loans. The obligation of each Lender to make each Term Loan is subject, at the time of the making of each such Term Loan, to the satisfaction of the following conditions:

                  (a) Effective Date. The Effective Date shall have occurred.

                  (b) No Default; Representations and Warranties. (i) There shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Term Loan or such issuance or amendment of a Letter of Credit, as the case may be (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (c) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a) with respect to each incurrence of Term Loans.

                  (d) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not be less than $900,000,000 after giving effect to each incurrence of Term Loans under either Section 1.01(a) or Section 1.01(b).

                  The occurrence of the Effective Date shall constitute a representation and warranty by the Parent Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 4.01 exist as of that time. Thereafter, the acceptance of the benefits of each Term Loan shall constitute a representation and warranty by the Parent Borrower to the Administrative Agent and each of the Lenders that the conditions specified in
Section 4.02 exist as of that time. All of the Term Notes, certificates, legal opinion and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and, except for the Term Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall give the Parent Borrower and each Lender written notice that the Effective Date has occurred.

                  SECTION 5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Term Loans provided for herein, the Parent Borrower hereby makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Term Loans (with the making of each Term Loan being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the date of the making of such Term Loan unless such representation and warranty expressly indicates that it is being made as of any specific date in which case such representation and warranty shall be true and correct in all material respects only as of such specified date):

                  5.01 Corporate Status. Each of the Parent Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation or business trust or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of this clause (ii), where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  5.02 Corporate Power and Authority. The Parent Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. The Parent Borrower has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Parent Borrower enforceable against the Parent Borrower in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  5.03 No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance by the Parent Borrower of this Agreement or the other Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Parent Borrower or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which the Parent Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Parent Borrower or any of its Subsidiaries.

                  5.04 Litigation and Contingent Liabilities. There are no actions, suits or proceedings pending or threatened in writing involving the Parent Borrower or any of its Subsidiaries (including, without limitation, with respect to this Agreement or any other Document) that have had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  5.05 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans shall be utilized for the general corporate and working capital purposes of the Parent Borrower and its Subsidiaries (including, without limitation, to finance or refinance the Capital Optimization).

                  (b) Neither the making of any Term Loan hereunder or other Indebtedness or financing of the Parent Borrower, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Term Loan or other Indebtedness or financing of the Parent Borrower will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  5.06 Approvals. Any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any Document, has been obtained.

                  5.07 Investment Company Act. Neither the Parent Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.08 Public Utility Holding Company Act. Neither the Parent Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.09 True and Complete Disclosure; Projections and Assumptions. All factual information (taken as a whole) heretofore or contemporaneously furnished by the Parent Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in writing (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons in writing to the Administrative Agent will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished) not misleading at such time in light of the circumstances under which such information was provided. The projections contained in such materials are based on good faith estimates and assumptions believed by the Parent Borrower to be reasonable and attainable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                  5.10 Financial Condition; Financial Statements. (a) The consolidated balance sheet of ESI for the fiscal year ended December 14, 2001 and the related consolidated statements of income, shareholders' equity and cash flows, reported on by Ernst & Young LLP, copies of which have been delivered to each of the Lenders, and the unaudited consolidated balance sheet of ESI for its fiscal quarter ended March 31, 2002 and the related consolidated statements of income, shareholders' equity and cash flows, copies of which have been delivered to each of the Lenders, fairly present, in each case, in conformity with GAAP or SAP, as applicable, consistently applied, the consolidated financial position and results of operations and cash flows of ESI as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (b) The pro forma consolidated balance sheet of the Parent Borrower and its Subsidiaries for the fiscal quarter of the Parent Borrower ended March 31, 2002, and the related pro forma consolidated statement of income (in each case, after giving effect to the Transaction and any other significant transactions in the case of said pro forma financial statements), copies of which have been delivered to each of the Lenders, fairly present, in all material respects, the pro forma consolidated financial position and results of operations of the Parent Borrower and its Subsidiaries for the periods covered thereby and have been prepared in accordance with Regulation S-X of the Securities Act of 1933 (as amended).

                  (c) Since November 30, 2001, nothing has occurred which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  5.11 Tax Returns and Payments. The Parent Borrower and its Subsidiaries (i) have timely filed with the appropriate taxing authority (taking into account any applicable extension within which to file) all material income and other material tax returns, domestic and foreign, required to be filed by the Parent Borrower and its Subsidiaries, and
(ii) have paid all material taxes payable by them which have become due and assessments which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Parent Borrower and its Subsidiaries and for which adequate reserves have been established in accordance with GAAP and there is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Parent Borrower or any of its Subsidiaries, proposed or threatened by any authority regarding taxes relating to the Parent Borrower or any of its Subsidiaries. Neither the Parent Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent Borrower or any of its Subsidiaries. No tax Liens have been filed and no claims are pending or, to the best knowledge of the Parent Borrower or any of its Subsidiaries, proposed or threatened with respect to any taxes, fees or other charges for any taxable period.

                  5.12 Compliance with ERISA. (a) The Parent Borrower and its Subsidiaries and ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Parent Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Parent Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                  5.13 Subsidiaries. (a) Set forth in Annex III is a complete and correct list of all of the Subsidiaries of the Parent Borrower as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Annex III, each of the Parent Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Annex III.

                  (b) There are no restrictions on the Parent Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Parent Borrower to the Parent Borrower, other than (i) prohibitions or restrictions existing under or by reason of this Agreement, the other Credit Documents or the 364-Day Credit Documents, (ii) prohibitions or restrictions existing under or by reason of Legal Requirements, and (iii) other prohibitions or restrictions which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  5.14 Capitalization. As of the Effective Date, the authorized capital stock of the Parent Borrower consists of (i) 120,000,000 shares, $1.00 par value per share, of which 11,540,737 Ordinary Shares and 187,763 Class A Shares are issued and outstanding. As of the Effective Date, all such outstanding shares of the Parent Borrower have been duly and validly issued and are fully paid and nonassessable. As of the Effective Date, neither the Parent Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options, warrants and grants outstanding in the aggregate amounts set forth on Annex IV.

                  5.15 Indebtedness. The Parent Borrower and its Subsidiaries do not have any Indebtedness on the Effective Date other than (i) the Obligations,
(ii) the obligations under the 364-Day Credit Documents, (iii) the Indebtedness listed on Annex V and (iv) Indebtedness (on an individual basis) which has an outstanding principal balance of less than $1,000,000.

                  5.16 Compliance with Statutes, etc. The Parent Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, and has filed or otherwise provided all material reports, data, registrations, filings, applications and other information required to be filed with or otherwise provided to, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable environmental laws), except where the failure to comply or file would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All required regulatory approvals are in full force and effect on the date hereof, except where the failure of such approvals to be in full force and effect would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  5.17 Insurance Licenses. Annex VI lists with respect to each Regulated Insurance Company, as of the Effective Date, all of the jurisdictions in which such Regulated Insurance Company holds licenses (including, without limitation, licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Insurance Licenses"), and indicates the type or types of insurance in which each such Regulated Insurance Company is permitted to be engaged with respect to each Insurance License therein listed. There is (i) no such Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above, has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Regulated Insurance Company transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Annex VI, where such business requires any Insurance License of an Applicable Insurance Regulatory Authority or such jurisdiction.

                  5.18 Insurance Business. All insurance policies issued by any Regulated Insurance Company are, to the extent required under Applicable Law, on forms approved by the insurance regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such authorities within the period provided for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  5.19 Reinsurance Agreements. There are no material liabilities outstanding as of the Effective Date under any Reinsurance Agreement to which a Regulated Insurance Company is the ceding party. Each Reinsurance Agreement to which a Regulated Insurance Company is the ceding party is in full force and effect on the Effective Date.

                  5.20 The Transaction. At the time of consummation thereof, the Transaction was (or will be) consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been (or will be) obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Transaction or the performance by the Parent Borrower and its Subsidiaries of their respective obligations under the Documents and all applicable laws. All actions taken by the Parent Borrower and its Subsidiaries pursuant to or in furtherance of the Transaction have been (and will be) taken in all material respects in compliance with the respective Documents and applicable laws.

                  SECTION 6. Affirmative Covenants. The Parent Borrower hereby covenants and agrees that on and as of the Effective Date and thereafter, for so long as this Agreement is in effect and until the Term Loan Commitments have terminated, no Term Notes are outstanding and the Term Loans, together with interest, Fees and all other Obligations (other than indemnities described in Section 11.12 which are not then owing) incurred hereunder, are paid in full:

                  6.01 Information Covenants. The Parent Borrower will furnish to each Lender:

                  (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Parent Borrower, the consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, operations, changes in stockholders' equity and cash flows of the Parent Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young LLP or other independent public accountants of recognized national standing selected by the Parent Borrower, which report shall state that such consolidated financial statements present fairly the consolidated financial position of each of the Parent Borrower and its Subsidiaries as at the dates indicated and the consolidated results of its operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report; provided any exceptions or qualifications thereto must be acceptable to the Required Lenders) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Parent Borrower, consolidated balance sheets of each of the Parent Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, changes in stockholders' equity and cash flows of the Parent Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the Chief Financial Officer of the Parent Borrower as presenting fairly, in accordance with GAAP (except as specifically set forth therein; provided any exceptions or qualifications thereto must be acceptable to the Required Lenders) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments;

                  (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b), a certificate of the Chief Financial Officer of the Parent Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Parent Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.09, 7.10 and 7.11, inclusive, as at the end of such fiscal year or quarter, as the case may be, and (ii) if delivered with the financial statements required by Section 6.01(a), the Consolidated Tangible Net Worth on such Financial Statement Delivery Date.

                  (d) Notice of Default or Litigation. (x) Within five Business Days after the Parent Borrower becomes aware of the occurrence of any Default and/or any event or condition constituting, or which would reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Officer of the Parent Borrower setting forth the details thereof and the actions which the Parent Borrower is taking or proposes to take with respect thereto and
(y) promptly after the Parent Borrower knows of the commencement thereof, notice, of any litigation, dispute or proceeding involving a claim against the Parent Borrower and/or any Subsidiary which claim would reasonably be expected to have a Material Adverse Effect.

                  (e) Other Statements and Reports. Promptly upon the mailing thereof to the security holders of the Parent Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

                  (f) SEC Filings. Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent Borrower shall have filed with the SEC or any national securities exchange.

                  (g) Insurance Reports and Filings. (i) Promptly after the filing thereof, a copy of each Statutory Statement filed by each Regulated Insurance Company.

                  (ii) Promptly following the delivery or receipt, as the case may be, by any Regulated Insurance Company or any of their respective Subsidiaries, copies of (a) each material registration, filing or submission made by or on behalf of any Regulated Insurance Company with any Applicable Insurance Regulatory Authority, except for policy form filings, (b) each material examination and/or audit report or other submitted to any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, (c) all material information which the Lenders may from time to time request with respect to the nature or status of any material deficiencies or violations reflected in any examination report or other similar report, and (d) each material report, order, direction, instruction, approval, authorization, license or other notice which any Borrower or any Regulated Insurance Company may at any time receive from any Applicable Insurance Regulatory Authority.

                  (iii) As soon as available and in any event within 120 days after the end of each fiscal year of the Parent Borrower, a report by an independent actuarial consulting firm of recognized national standing reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of each Regulated Insurance Company, determined in accordance with SAP, and stating an estimated amount of minimum reserves, it being agreed that in each case such independent firm will be provided access to or copies of all relevant valuations relating to the insurance business of each such Regulated Insurance Company in the possession of or available to the Parent Borrower or its Subsidiaries.

                  (iv) Promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other action in respect of, any Insurance License.

                  (h) Other Information. With reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Lender may reasonably request from time to time.

                  6.02 Books, Records and Inspections. The Parent Borrower will
(i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP, as applicable, shall be made of all dealings and transactions in relation to its business and activities; and (ii) subject to Section 11.14, permit, and will cause each of its Subsidiaries to permit, representatives of any Lender at such Lender's expense prior to the occurrence and during the continuance of an Event of Default and at the Borrowers' expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Parent Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  6.03 Insurance. The Parent Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Parent Borrower or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

                  6.04 Payment of Taxes. The Parent Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case, on a timely basis prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Parent Borrower or any of its Subsidiaries; provided that, neither the Parent Borrower nor any Subsidiary of the Parent Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  6.05 Maintenance of Existence. The Parent Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, its existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained. The Parent Borrower will qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction, except these jurisdictions in which the failure to receive or retain such qualifications would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  6.06 Compliance with Statutes, etc. The Parent Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  6.07 ERISA. As soon as possible and, in any event, within (10) days after the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan or Foreign Pension Plan have occurred or exist, a certificate of the Chief Financial Officer of the Parent Borrower setting forth details respecting such event or condition and the action if any, that the Parent Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC or an applicable foreign governmental agency by the Parent Borrower, such Subsidiary or such ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in subsections (c)(1),
         (2), (5) and (6), and subsection (d)(2) of Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan;

                  (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan under a distress termination or the distress termination of any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the receipt by the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates of notice from a Multiemployer Plan that the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates has incurred withdrawal liability under
         Section 4201 of ERISA in excess of $5,000,000 or that such Multiemployer Plan is in reorganization or insolvency pursuant to
         Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA whereby a deficiency or additional assessment is levied or threatened to be levied against a Borrower, any of its Subsidiaries or any of its ERISA Affiliates;

                  (v) the institution of a proceeding by a fiduciary of any Plan or Multiemployer Plan against the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates to enforce Section 515 or 4219(c)(5) of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) that any material contribution required to be made with respect to a Foreign Pension Plan has not been timely made, or that the Parent Borrower or any Subsidiary of the Parent Borrower may incur any material liability pursuant to any Foreign Pension Plan.

                  6.08 Maintenance of Property. The Parent Borrower shall, and will cause each of its Subsidiaries to, maintain all of their properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where failure to maintain the same would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  6.09 Maintenance of Licenses and Permits. The Parent Borrower will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality, except where failure to maintain the same would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  6.10 Claims Paying Ratings. The Parent Borrower shall cause each Regulated Insurance Company which has a claims paying rating from A.M. Best Co. (or its successor) to maintain at all times a claims-paying rating of at least "B++" from A.M. Best & Co. (or its successor).

                  6.11 End of Fiscal Years; Fiscal Quarters. The Parent Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates which are consistent with a fiscal year end as described above.

                  SECTION 7. Negative Covenants. The Parent Borrower hereby covenants and agrees that on and as of the Effective Date and thereafter, for so long as this Agreement is in effect and until the Term Loan Commitments have terminated, no Term Notes are outstanding and the Term Loans, together with interest, Fees and all other Obligations (other than indemnities described in Section 11.12 which are not then owing), incurred hereunder, are paid in full:

                  7.01 Changes in Business. The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than substantially the same lines of business in which they are engaged on the Effective Date and reasonable extensions thereof and other businesses that are complimentary or reasonably related thereto.

                  7.02 Consolidations, Mergers, Sales of Assets and Acquisitions. (a) The Parent Borrower will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, provided that (i) the Parent Borrower may merge with another Person if (x) the Parent Borrower is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, and (ii) Subsidiaries of the Parent Borrower may merge with one another.

                  (b) The Parent Borrower will not, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 7.02(b) as a "Disposition" and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except (i) to the extent that the fair market value of the assets affected by any Disposition or Dispositions (as determined in good faith by the Board of Directors of the Parent Borrower), when added to the fair market value of the assets affected by any such other Disposition or Dispositions previously consummated during the same fiscal year of the Parent Borrower (as determined in good faith by the Board of Directors of the Parent Borrower), does not constitute more than 10% of the consolidated assets of the Parent Borrower and its Subsidiaries as of the last day of the most recently ended fiscal year of the Parent Borrower and (ii) any Subsidiary of the Parent Borrower may make a Disposition of any of its properties or assets to the Parent Borrower, ESI or any Wholly-Owned Subsidiary of the Parent Borrower.

                  (c) The Parent Borrower will not, nor will it permit any of its Subsidiaries to, acquire all or substantially all of the capital stock or assets of another Person unless at such time and immediately after giving effect thereto no Default or Event of Default exists or would result therefrom.

                  7.03 Liens. Neither the Parent Borrower nor any of its Subsidiaries will permit, create, assume, incur or suffer to exist any Lien on any asset tangible or intangible now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date hereof and listed on Annex VII hereto;

                  (b) Liens not securing Indebtedness which are incurred in the ordinary course of business;

                  (c) Liens securing repurchase agreements constituting a borrowing of funds by the Parent Borrower or any Subsidiary of the Parent Borrower in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case;

                  (d) Liens arising pursuant to purchase money mortgages, capital leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date;

                  (e) Liens on any asset of any Person existing at the time such Person is merged or consolidated with or into the Parent Borrower or any of its Subsidiaries and not created in contemplation of such event;

                  (f) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the clauses of this Section 7.03, provided that such Indebtedness is not increased and is not secured by any additional assets;

                  (g) Liens securing obligations owed by the Parent Borrower to any of its Subsidiaries or owed by any Subsidiary of the Parent Borrower to the Parent Borrower or any Subsidiary of the Parent Borrower, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such Person to maintain such obligations;

                  (h) Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust arrangements formed in the ordinary course of business for the benefit of cedents to secure reinsurance recoverables owed to them by such Regulated Insurance Company; and

                  (i) Liens not otherwise permitted by the foregoing clauses of this Section 7.03 securing Indebtedness in an aggregate principal amount not at any time exceeding 10% of Consolidated Tangible Net Worth.

                  7.04 Indebtedness. (a) The Parent Borrower will not, create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for the Obligations, the obligations under the 364-Day Credit

Documents and other Indebtedness which is either pari passu with, or subordinated in right of payment to, the Obligations.

                  (b) The Parent Borrower will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for the Obligations and the obligations under the 364-Day Credit Documents.

                  7.05 Issuance of Stock. The Parent Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its preferred or preference equity securities or options to acquire preferred or preference equity securities, except the issuance of preferred or preference equity securities, so long as (x) no part of such preferred or preference equity securities is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) prior to the first anniversary of the Maturity Date and (y) such preferred or preference equity securities do not contain any financial performance related covenants or incurrence covenants which restrict the operations of the issuer thereof.

                  7.06 Dissolution. The Parent Borrower shall not suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 7.02.

                  7.07 Restricted Payments. The Parent Borrower will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent Borrower or to issue or sell any Equity Interests therein, if, in any case referred to above, a Default or Event of Default shall have occurred and be continuing at the time of such action or would result therefrom.

                  7.08 Transactions with Affiliates. Neither the Parent Borrower nor any of its Subsidiaries shall enter into or be a party to, a transaction with any Affiliate of the Parent Borrower or such Subsidiary (which Affiliate is not the Parent Borrower or a Subsidiary), except transactions with Affiliates in good faith in the ordinary course of business consistent with past practice and on terms no less favorable to the Parent Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

                  7.09 Maximum Leverage Ratio. The Parent Borrower will not permit the Leverage Ratio at any time to be greater than 0.35:1.00.

                  7.10 Minimum Consolidated Tangible Net Worth. The Parent Borrower will not permit Consolidated Tangible Net Worth to be less than $750,000,000 at any time.

                  7.11 Minimum Consolidated Fixed Charge Coverage Ratio. The Parent Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Parent Borrower to be less than 2:00.1:00.

                  7.12 Private Act. The Parent Borrower will not become subject to a Private Act.

                  SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  8.01 Payments. The Parent Borrower shall (i) default in the payment when due of any principal of any Term Loan or any Term Note, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on any Term Loan or any Term Note or any Fees or (iii) default in the prompt payment following notice or demand in respect of any other amounts owing hereunder or under any other Credit Document; or

                  8.02 Representations, etc. Any representation, warranty or material statement made or deemed made by the Parent Borrower herein or in any other Credit Document or in any certificate or material statement delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  8.03 Covenants. The Parent Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(d), 6.02(ii), 6.05, 6.08, 6.10 or Section 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 45 days; or

                  8.04 Default Under Other Agreements. (a) The Parent Borrower or any of its Subsidiaries shall (i) default in any payment with respect to Indebtedness (other than the Obligations) in excess of $10,000,000 individually or in the aggregate, for the Parent Borrower and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration, or any lapse of time prior to the effectiveness of any notice of acceleration, is required), any such Indebtedness to become due prior to its stated maturity; or
(b) Indebtedness of the Parent Borrower or its Subsidiaries in excess of $10,000,000 shall be declared to be due and payable other than in accordance with the terms of such Indebtedness or required to be prepaid, other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

                  8.05 Bankruptcy, etc. The Parent Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled

"Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Parent Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent Borrower or any of its Subsidiaries; or the Parent Borrower or any of its Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law whether now or hereafter in effect relating to the Parent Borrower or any of its Subsidiaries; or any such proceeding is commenced against (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States, or (b) the Parent Borrower or any of its Subsidiaries (other than (x) any Regulated Insurance Company described in the immediately preceding clause (a)) to the extent such proceeding is consented to by such Person, and in the case of either clause (a) or (b) remains undismissed for a period of 60 days; or the Parent Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (b) the Parent Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Parent Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  8.06 ERISA. An event or condition specified in Section 6.07 shall occur or exist with respect to any Plan or Multiemployer Plan or Foreign Pension Plan, a Borrower, any of its Subsidiaries or any of its ERISA Affiliates shall fail to pay when due any material amount which they shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA, or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated, and as a result of such event or condition, together with all such other events or conditions, the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates shall be reasonably likely in the opinion of the general counsel of such Borrower to incur a liability to a Plan, a Multiemployer Plan, a Foreign Pension Plan or PBGC (or any combination of the foregoing); or

                  8.07 Judgments. One or more judgments or decrees shall be entered against the Parent Borrower or any of its Subsidiaries involving a liability, net of undisputed reinsurance, of $10,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for the Parent Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  8.08 Insurance License. Any one or more Insurance Licenses of the Parent Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such action would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or

                  8.09 Ownership. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Parent Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 8.05 shall occur with respect to the Parent Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Term Loan Commitment terminated, whereupon the Initial Term Loan Commitment and/or the Incremental Term Loan Commitment, as the case may be, of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind and (ii) declare the principal of, and any accrued interest in respect of, all Term Loans and all Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders.

                  SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, provided, that a Person shall not be deemed to be an Affiliate solely as a result of a title or position held by such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Term Loan Agreement, as the same may be from time to time modified, amended and/or supplemented.

                  "Aon" shall mean, collectively, Combined Specialty Corporation, Combined Insurance Company of America, Virginia Surety Company, Inc., Resource Life Insurance Company, London General Insurance Company Limited, Sterling Life Insurance Company and Combined Life Assurance Company of Europe Limited.

                  "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (x) each state in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state in which such Regulated Insurance Company is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

                  "Applicable Margin" shall mean, for any Margin Adjustment Period, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below opposite the respective Level (i.e., Level 4, Level 3, Level 2 or Level 1, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 6.01(c) of the first proviso below):

                                             Term Loans              Term Loans
                                             maintained as           maintained as Base
Level              Leverage Ratio            Eurodollar Loans        Rate Loans
---------------------------------------------------------------------------------------
4                  Greater than 0.30 to
                   1.00                      1.375%                  0.375%

3                  Greater than 0.20 to
                   1.00 but less than or
                   equal to 0.30 to 1.00     1.125%                  0.125%

2                  Greater than 0.10 to
                   1.00 but less than or
                   equal to 0.20 to 1.00     1.00%                   0%

1                  Less than or equal to
                   0.10 to 1.0               0.875%                  0%

; provided, however, that if the Parent Borrower fails to deliver the financial statements required to be delivered pursuant to Section 6.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 6.01(c) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 4 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Adjustment Period is at a Level below Level 4 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided, further, that (i) Level 4 pricing shall apply at all times when any Default or Event of Default is in existence and (ii) Level 2 pricing shall apply for the period from the Effective Date to the date of the delivery of the Parent Borrower's consolidated financial statements (and related officer's certificate) in respect of its fiscal quarter ending September 30, 2002.

                  "Assignment Agreement" shall mean an Assignment Agreement in the form of Exhibit E (appropriately completed).

                  "Authorized Officer" shall mean any senior officer of the Parent Borrower designated as such in writing by the Parent Borrower to, and found acceptable by, the Administrative Agent.

                  "Bankruptcy Code" shall have the meaning provided in Section 8.05.

                  "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (y) the Prime Lending Rate as in effect from time to time.

                  "Base Rate Loans" shall mean each Term Loan bearing interest at the rates provided in Section 1.08(a).

                  "Bermuda Companies Law" shall mean the Companies Act 1981 of Bermuda and other relevant Bermuda law.

                  "Borrowing" shall mean the incurrence of one Type of Term Loan hereunder by the Parent Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from a conversion or conversions on such date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Optimization" shall mean the return of up to $200,000,000 of capital to the shareholders of the Parent Borrower either through (x) the declaration of a dividend or (y) the repurchase of certain of its outstanding equity interests held by its existing shareholders.

                  "Capital Optimization Documents" shall mean all documents executed and delivered with respect to the Capital Optimization, as in effect on the Effective Date and as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

                  "Capital Z Partners" shall mean, collectively, Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P.

                  "Change of Control" shall mean the occurrence of any of the following events or conditions: (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, and the rules and regulations thereunder), other than one or more Initial Lead Investors and their respective affiliates, shall have become the beneficial owner (as defined in rules promulgated by the SEC) of more than 35% of the voting securities of the Parent Borrower; (b) a majority of the members of the Parent Borrower's board of directors are persons who are then serving on the board of directors without having been elected by the board of directors or having been nominated for election by its shareholders; (c) the Initial Lead Investors (together with their respective affiliates), on an aggregate basis, shall cease to own at least a majority of the voting securities of the Parent Borrower owned by the Initial Lead Investors (together with their respective affiliates), on an aggregate basis, on the Effective Date; or (d) any three or more of the Initial Lead Investors (together with their respective affiliates), on an individual basis, shall cease to own at least a majority of the voting securities of the Parent Borrower owned by such Initial Lead Investor (together with its affiliates), on an individual basis, on the Effective Date.

                  "Claims" shall have the meaning provided in Section 11.01.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Commitment Fee" shall have the meaning provided in Section 2.01(a).

                  "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (i) the remainder of (x) the aggregate amount of dividends which the Regulated Insurance Companies are permitted to pay to the Parent Borrower under Legal Requirements during such period (determined as if such Regulated Insurance Companies had not paid any such dividends during such period) minus (y) the aggregate amount of dividends paid by the Parent Borrower to its shareholders during such period, to (ii) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" for any period shall mean, with respect to the Parent Borrower and its Subsidiaries determined on a consolidated basis, the sum, without duplication, of (i) the aggregate amount of cash interest expense incurred by such Persons during such period and (ii) the aggregate amount of all scheduled repayments of Indebtedness of such Persons required to be made during such period.

                  "Consolidated Indebtedness" shall mean, as of any date of determination, (i) all Indebtedness for borrowed money of the Parent Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP plus (ii) any Indebtedness for borrowed money of any other Person as to which the Parent Borrower and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation (but only to the extent of such guarantee or other Contingent Obligation). For the avoidance of doubt, "Consolidated

Indebtedness" shall not include any contingent obligations of any Person under or in connection with letters of credit or similar facilities so long as no drawings or payments have been made in respect thereof.

                  "Consolidated Net Worth" shall mean, as of any date of determination, the Net Worth of the Parent Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

                  "Consolidated Tangible Net Worth" shall mean, as of the date of any determination, Consolidated Net Worth of the Parent Borrower and its Subsidiaries on such date less the amount of all intangible items included therein, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets.

                  "Consolidated Total Capital" shall mean, as of any date of determination, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth at such time.

                  "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement, the Term Notes, each Assignment Agreement and all other documents, instruments and agreements entered into in connection herewith or therewith.

                  "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dispositions" shall have the meaning provided in Section 7.02(b).

                  "Documents" shall mean, collectively, (i) the Credit Documents, (ii) the 364-Day Credit Documents and (iii) the Capital Optimization Documents.

                  "Dollar" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Effective Date" shall have the meaning provided in Section 4.01.

                  "End Date" shall mean, with respect to any Margin Adjustment Period, the last day of such Margin Adjustment Period.

                  "Equity Interests" shall mean, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Parent Borrower or any of its Subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with the Parent Borrower or any of its Subsidiaries.

                  "ESI" shall mean Endurance Specialty Insurance Ltd., a company organized under the laws of Bermuda.

                  "Eurodollar Loans" shall mean each Term Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Dollar deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by JPMorgan Chase Bank for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of such Dollar denominated Term Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section
8.

                  "Expiration Date" shall mean August 23, 2002.

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected in good faith by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 2.01.

                  "Financial Statement Delivery Date" shall mean each date upon which the respective officer's certificate is delivered pursuant to Section 6.01(c) (together with the related financial statements pursuant to Section 6.01(a)).

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Applicable Insurance Regulatory Authority.

                  "Guaranteed Creditors" shall mean and include each of the Administrative Agent, and the Lenders.

                  "Incremental Term Loan" shall have the meaning provided in
Section 1.01(b).

                  "Incremental Term Loan Borrowing Date" shall mean (x) in the case of Incremental Term Loan Commitments provided on or prior to the Term Loan Commitment Termination Date, any Business Day on or prior to the Term Loan Commitment Termination Date and (y) in the case of Incremental Term Loan Commitments provided after the Term Loan Commitment Termination Date, the date of the effectiveness of the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loan Commitment is provided; provided that no Incremental Term Loan Borrowing Date shall occur after the Incremental Term Loan Termination Date.

                  "Incremental Term Loan Commitment" shall mean, for each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make Incremental Term Loans pursuant to Section 1.01(b) on a given Incremental Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Term Loan Commitment Agreement delivered pursuant to
Section 1.14(b), (y) may be reduced or terminated pursuant to Sections 2.02,
2.03 and/or 8 or (z) may be adjusted from time to time as a result of assignment to or from such Incremental Term Loan Lender pursuant to Section 11.04(b).

                  "Incremental Term Loan Commitment Agreement" shall mean an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit G (appropriately completed).

                  "Incremental Term Loan Commitment Date" shall mean each date upon which an Incremental Term Loan Commitment under an Incremental Term Loan Commitment Agreement becomes effective as provided in Section 1.14.

                  "Incremental Term Loan Lender" shall have the meaning provided in Section 1.14(b).

                  "Incremental Term Loan Termination Date" shall mean (x) if the Initial Borrowing Date has not occurred on or prior to the Term Loan Commitment Termination Date, the Term Loan Commitment Termination Date or (y) if the Initial Borrowing Date has occurred on or prior to the Term Loan Commitment Termination Date, the date occurring 10 Business Days prior to the first anniversary of the Initial Borrowing Date.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all capitalized lease obligations of such Person, (vi) all obligations of such Person under Interest Rate Protection Agreements and (vii) all Contingent Obligations of such Person with respect to any of the foregoing; provided that, Indebtedness shall not include (x) trade payables (including payables under insurance contracts and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business and (y) obligations with respect to Policies.

                  "Initial Borrowing Date" shall mean the date of the initial Borrowing of Term Loans under this Agreement.

                  "Initial Lead Investors" shall mean, collectively, Aon, Zurich, TPG, THLee, Capital Z Partners and Perry Capital.

                  "Initial Term Loan" shall have the meaning provided in Section 1.01(a).

                  "Initial Term Loan Borrowing Date" shall mean any Business Day occurring on or after the Effective Date and on or prior to the Term Loan Commitment Termination Date on which a Borrowing of Initial Term Loans occurs.

                  "Initial Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on Annex I hereto, as the same may be (x) reduced or terminated pursuant to Sections 2.02, 2.03 and/or 8, or (y) adjusted from time to time as a result of assignment to or from such Lender pursuant to Section 11.04(b).

                  "Insurance Business" shall mean one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

                  "Insurance Contract" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

                  "Insurance Licenses" shall have the meaning provided in
Section 5.18.

                  "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Legal Requirements" shall mean all applicable laws, rules and regulations made by any governmental body or regulatory authority (including, without limitation, any Applicable Insurance Regulatory Authority) having jurisdiction over the Parent Borrower or a Subsidiary of the Parent Borrower.

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or
(ii) a Lender having notified the Administrative Agent and/or the Parent Borrower that it does not intend to comply with its obligations under Section 1.01, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

                  "Leverage Ratio" shall mean the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Total Capital.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any understanding or agreement to repurchase any property or assets sold by the Parent Borrower or any of its Subsidiaries (including sales of accounts receivable or notes with recourse to the Parent Borrower or any of its Subsidiaries), or the assignment of any right to receive income, or the filing of any financing statement under the UCC or any other similar notice under any similar recording or notice statute relating to any property.

                  "Margin Adjustment Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 6.01(c) (together with the related financial statements pursuant to Sections 6.01(a) or (b), as the case may be) and which shall end on the date of actual delivery of the next officer's certificate pursuant to Section 6.01(c) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered; it being understood that the first Margin Adjustment Period shall commence with the delivery of the Parent Borrower's financial statements (and related officer's certificate) in respect of its fiscal quarter ending September 30, 2002.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean, (i) a material adverse effect on the business, operations, property or financial condition of the Parent Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect on (x) the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, (y) the ability of the Parent Borrower to perform its obligations under the Credit Documents to which it is a party or (z) the legality, validity or enforceability of any Credit Document.

                  "Material Subsidiary" shall mean any Subsidiary of the Parent Borrower whose total assets or total revenues exceed 10% of the total assets or gross revenues, respectively, of the Parent Borrower and its Subsidiaries on a consolidated basis as of the most recent fiscal quarter end and for the most recent fiscal quarter period, respectively, determined in accordance with GAAP.

                  "Maturity Date" shall mean the date occurring three years following the Initial Borrowing Date.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Multiemployer Plan" shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Parent Borrower, such Subsidiary or such ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Net Worth" shall mean, as to any Person, the sum of its capital stock (including, without limitation, its preferred stock), capital in excess of par or stated value of shares of its capital stock (including, without limitation, its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York 10081, Attention: Lauren Rebecca, Telephone: (212) 552-7253, Facsimile: (212) 552-7490, or such other office as the Administrative Agent may designate to the Parent Borrower and the Lenders from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Parent Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Payment Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York 10081, Attention: Laura Rebecca, Telephone: (212) 552-7253, Facsimile: (212) 552-7490, or such other office as the Administrative Agent may designate to the Parent Borrower and the Lenders from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Perry Capital" shall mean, collectively, Perry European Fund, L.P., Perry European Fund, Ltd., Perry Partners International, Inc. and Perry Partners, L.P.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA and subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent Borrower or any of its Subsidiaries or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

                  "Policies" shall mean all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company.

                  "Prime Lending Rate" shall mean the rate which JPMorgan Chase Bank announces from time to time as its prime commercial lending rate, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. JPMorgan Chase Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Private Act" shall mean separate legislation enacted in Bermuda with the intention that such legislation apply specifically to the Parent Borrower, in whole or in part.

                  "Register" shall have the meaning provided in Section 11.16.

                  "Regulated Insurance Company" shall mean any Subsidiary of the Parent Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a policy or policies of insurance issued by such Regulated Insurance Company or under a reinsurance agreement assumed by such Regulated Insurance Company.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Required Lenders" shall mean, at any time, at least four Lenders whose (x) Term Loan Commitments (if any) plus (y) then outstanding Term Loans (if any) represent an amount equal to or greater than 50% of the sum of
(i) the Total Term Loan Commitment (if any) plus (ii) the then total outstanding Term Loans (if any).

                  "Retrocession Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Group and its successors.

                  "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.07(a).

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "Scheduled Repayment" shall have the meaning provided in
Section 3.02(a).

                  "Scheduled Repayment Date" shall have the meaning provided in
Section 3.02(a).

                  "Start Date" shall mean, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

                  "Stated Amount" shall mean, at any time, the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could be met).

                  "Statutory Statements" shall mean, with respect to any Regulated Insurance Company for any fiscal year, the annual or quarterly financial statements of such Regulated Insurance Company as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% voting interest at the time for the board of directors or equivalent body. Unless otherwise expressly provided, all references to "Subsidiary" shall mean a Subsidiary of the Parent Borrower.

                  "Taxes" shall have the meaning provided in Section 3.04(a).

                  "Term Loan Commitment" shall mean (x) the Initial Term Loan Commitments of any Lender plus (y) the Incremental Term Loan Commitments of any Lender.

                  "Term Loan Commitment Termination Date" shall mean the earlier to occur of (x) September 30, 2002 or (y) the date on which the Term Loan Commitments are terminated pursuant to Sections 2.02, 2.03 and/or 9.

                  "Term Loans" shall mean, collectively, each Initial Term Loan and each Incremental Term Loan.

                  "Term Note" shall have the meaning provided in Section 1.05.

                  "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Parent Borrower ended immediately prior to such Start Date.

                  "Test Period" shall mean, at any time, each period of four consecutive fiscal quarters of the Parent Borrower then last ended; provided that at all times prior to the last day of the Parent Borrower's fiscal quarter ending on June 30, 2003, "Test Period" shall mean the period from the first day of the Parent Borrower's fiscal quarter ending on September 30, 2002 to and including the last day of the Parent Borrower's fiscal quarter then last ended.

                  "THLee" shall mean, collectively, Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Thomas H Lee Investors Limited Partnership, State Street Bank and Trust Company, not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust, Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC and Putnam Investments Employees' Securities Company II LLC.

                  "364-Day Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, among the Parent Borrower, the designated subsidiary borrowers party thereto, the lenders party from time to time thereto and JPMorgan Chase Bank, as administrative agent, providing up to a $150,000,000 commitment to provide revolving loans to the Parent Borrower and issue letters of credit for the account of various designated subsidiary borrowers.

                  "364-Day Credit Documents" shall mean the 364-Day Credit Agreement and all other documents, instruments and agreements entered into in connection therewith.

                  "Total Incremental Term Loan Commitment" shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Incremental Term Loan Lenders at such time.

                  "Total Initial Term Loan Commitment" shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.

                  "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each Lender.

                  "TPG" shall mean, collectively, TPG Endurance Partners (Cayman), L.P., TPG Endurance Investments (Cayman), L.P. and TPG Dutch Parallel III, C.V.

                  "Transaction" shall mean, collectively, (i) the entering into of the Credit Documents, (ii) the entering into of the 364-Day Credit Documents,
(iii) the consummation of the Capital Optimization and (iv) the payment of all fees and expenses in connection with the foregoing.

                  "Type" shall mean any type of Term Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                  "Zurich" shall mean, collectively, BG Investments, Ltd., Farmers Group, Inc. and Centre Strategic Investments Holdings Limited.

                  SECTION 10. The Administrative Agent.

                  10.01 Appointment. Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes JPMorgan Chase Bank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and the Parent Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Parent Borrower.

                  10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                  10.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Parent Borrower or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Parent Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Parent Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Parent Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Term Loans or of the existence or possible existence of any Default or Event of Default.

                  10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Parent Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative

Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.06 Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Parent Borrower and its Subsidiaries and made its own decision to make its Term Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Parent Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Parent Borrower or any Subsidiary which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  10.07 Indemnification. Each Lender agrees to indemnify the Administrative Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Parent Borrower or any of its Subsidiaries, provided that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative

Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

                  10.08 The Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent Borrower and its Subsidiaries as though not acting as Administrative Agent hereunder. With respect to the Term Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.09 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Lenders and the Parent Borrower. Upon such resignation, the Required Lenders shall, with the consent of the Parent Borrower (such consent not to be unreasonably withheld), appoint from among the Lenders a successor Administrative Agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 11. Miscellaneous.

                  11.01 Payment of Expenses, etc. The Parent Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution, delivery and administration of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of White & Case LLP and of consultants and advisors to the Administrative Agent and its counsel); (ii) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to this Agreement or any other Credit Document; (iii) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and for each of the Lenders); (iv) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (v) indemnify the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives and agents (each, an

"indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (collectively, "Claims") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Term Loans hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)).

                  11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Parent Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Parent Borrower against and on account of the Obligations and liabilities of the Parent Borrower to such Lender or any other Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Parent Borrower purchased by such Lender or any other Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender is hereby designated the agent of all other Lenders for purposes of effecting set off pursuant to this Section 11.02 and the Parent Borrower hereby grants to each Lender for such Lender's own benefit and as agent for all other Lenders a continuing security interest in any and all deposits, accounts or moneys of the Parent Borrower maintained from time to time with such Lender.

                  11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Parent Borrower, at the address specified opposite its signature below; if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier and shall be effective when received.

                  11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Parent Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of its Term Notes to any bank or other financial institution; provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Parent Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.10, 1.11 and 3.04 of this Agreement to, and only to, the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold; and provided further, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Term Loan or Term
Note in which such participant is participating or reduce the rate or extend the time of payment of interest thereon or Fees, or reduce the principal amount thereof, or increase such participant's participating interest in any Term Loan Commitment or Term Loan over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Term Loan Commitment shall not constitute a change in the terms of any Term Loan Commitment and that an increase in any Term Loan Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Parent Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof and thereof.

                  (b) Notwithstanding the foregoing, any Lender may assign all or a portion of its rights and obligations hereunder to a bank or other financial institution with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed). No assignment of less than all of a Lender's rights and obligations hereunder pursuant to the immediately preceding sentence shall, to the extent such transaction represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than the minimum of $5,000,000 unless otherwise agreed to by the Administrative Agent and the Parent Borrower in writing. If any Lender so sells or assigns all or a part of its rights hereunder or under the Term Notes, any reference in this Agreement or the Term Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement (appropriately completed). At the time of any such assignment, (i) Annex I shall be deemed to be amended to reflect the Term Loan Commitments, if any, and outstanding Term Loans of the respective assignee (which shall result in a direct reduction to the Term Loan Commitments, if any, and outstanding Term Loans of the assigning Lender) and of the other Lenders, (ii) if any such assignment occurs after the Effective Date, at the request of the assignor or the assignee, the Parent Borrower will issue new Term Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.05 and (iii) the Administrative Agent shall receive from the assigning Lender and/or the assignee Lender or financial institution at the time of each assignment the payment of a nonrefundable assignment fee of $3,500, provided that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 11.16 hereof. Each Lender and the Parent Borrower agrees to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Promptly following any assignment pursuant to this Section 11.04(b), the assigning Lender shall promptly notify the Parent Borrower and the Administrative Agent thereof. Nothing in this Section 11.04 shall prevent or prohibit any Lender from pledging its Term Loans or Term Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                  (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Parent Borrower to file a registration statement with the SEC or to qualify the Term Loans under the "Blue Sky" laws of any State of the United States.

                  (d) Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by clause (b) above will upon its becoming party to this Agreement represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes loans in the ordinary course of its business or is acquiring the Term Loans without a view to distribution of the Term Loans within the meaning of the federal securities laws, and that it will make or acquire Term Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

                  11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Parent Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Parent Borrower in any case shall entitle the Parent Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

                  11.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Parent Borrower in respect of any Obligations of the Parent Borrower, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Term Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Parent Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Parent Borrower to the Lenders). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; provided that
(i) if any such accounting principle or policy (whether GAAP or SAP or both) shall change after the Effective Date, the Parent Borrower shall give reasonable notice thereof to the Administrative Agent and each of the Lenders and if within 30 days following such notice the Parent Borrower, the Administrative Agent or the Required Lenders shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 11.11 to give effect to such change, and (ii) if at any time the computations determining compliance with Section 7 utilize accounting principles different from those utilized in the financial statements then being furnished to the Lenders pursuant to Section 6.01, such financial statements shall be accompanied by reconciliation work-sheets.

                  (b) All computations of interest on Term Loans and Fees hereunder shall be made on the actual number of days elapsed over (i) a year of 365/366 days for interest on Term Loans maintained as Base Rate Loans when the Base Rate is based on the Prime Lending Rate and (ii) a year of 360 days in all cases other than that set forth in the preceding clause (i).

                  11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARENT BORROWER AND EACH LENDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARENT BORROWER AND EACH LENDER

HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE PARENT BORROWER OR SUCH LENDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE PARENT BORROWER OR SUCH LENDER. THE PARENT BORROWER AND EACH LENDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARENT BORROWER OR SUCH LENDER, AS THE CASE MAY BE, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 11.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE PARENT BORROWER AND EACH LENDER, AS THE CASE MAY BE, HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PARENT BORROWER IN ANY OTHER JURISDICTION.

                  (b) THE PARENT BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Parent Borrower and the Administrative Agent.

                  11.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.11 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Parent Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the scheduled final maturity of any Term Loan or Term Note or reduce the rate or extend the time of payment of interest of any Term Loan or Term Note (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount of any Term Loan or Term Note, or reduce the amount or extend the time of payment of any Fee (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 11.07(a) shall not constitute a reduction in the rate of interest or reduction in the amount of Fees for purposes of this clause (i)), (ii) except as set forth in Section 1.14, increase the Term Loan Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Term Loan Commitment shall not constitute a change in the terms of any Term Loan Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 11.11 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Term Loan Commitments on the Effective Date), (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders (it being understood that (A) the Incremental Term Loans and the Incremental Term Loan Commitments and (B) with the consent of the Required Lenders, other additional extensions of credit pursuant to this Agreement, in each case, may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Term Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Parent Borrower of any of its rights and obligations under this Agreement. No provision of Section 10 or any other provision relating to the rights and/or obligations of the Administrative Agent may be amended without the consent of the Administrative Agent.

                  11.12 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Term Loans, the repayment of the Obligations and the termination of the Total Term Loan Commitment.

                  11.13 Domicile of Term Loans. Each Lender may transfer and carry its Term Loans at, to or for the account of any branch, office, Subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Term Loans pursuant to this Section
11.13 would, at the time of such transfer, result in increased costs under
Section 1.10, 1.11 or 3.04 from those being charged by the respective Lender prior to such transfer, then the Parent Borrower shall not be obligated to pay such increased costs (although the Parent Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  11.14 Confidentiality. Each Lender shall (i) hold all non-public information (including, without limitation, all financial projections and analyses) furnished by the Parent Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained by such Lender pursuant to the requirements of this Agreement ("Confidential Information") confidential, (ii) use Confidential Information only for purposes related to this Agreement and its position as a Lender hereunder and (iii) not disclose such Confidential Information other than as provided herein; provided that any Lender and/or its affiliates may disclose any such Confidential Information (a) as has become generally available to the public other than as a result of disclosure in violation of this Section 11.14, (b) as has become available to such Lender or any such affiliate on a non-confidential basis from a source other than the Parent Borrower and its respective affiliates, provided that the source is not known by such Lender to be prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender and/or its affiliates, (d) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation or other judicial process (it being understood that, to the extent reasonably practicable under the circumstances, the Parent Borrower shall be given prior notice and an opportunity to contest any proposed disclosure pursuant to this clause (d)), (e) in order to comply with any law, order, regulation or ruling applicable to such Lender and/or its affiliates, and (f) to any permitted prospective or actual syndicate member or participant in any Term Loans, provided that such prospective or actual syndicate member or participant agrees with the respective assigning Lender to be bound by the provisions of this Section 11.14. The provisions of this Section 11.14 shall survive any termination of this Agreement.

                  11.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.16 Register. The Parent Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 11.16, to maintain a register (the "Register") on which it will record the Term Loan Commitments from time to time of each of the Lenders, the Term Loans made by each of the Lenders and each repayment in respect of the principal amount of the Term Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the obligations of the Parent Borrower in respect of such Term Loans. With respect to any Lender, the transfer of the Term Loan Commitments of such Lender and the rights to the principal of, and interest on, any Term Loan made pursuant to such Term Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Term Loan Commitments and Term Loans and prior to such recordation all amounts owing to the transferor with respect to such Term Loan Commitments and Term Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Term Loan Commitments and any Term Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Term Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Term Note evidencing such Term Loan, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Parent Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the

Administrative Agent in performing its duties under this Section 11.16 (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision)).

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:
-------
Crown House, 4 Par-la-Ville Road                        ENDURANCE SPECIALTY HOLDINGS LTD.
Hamilton HM 08
Bermuda
                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:
Attention:  James Kroner
Telephone:  (441) 278-0430
Facsimile:  (441) 278-0401

                                                        JPMORGAN CHASE BANK,
                                                        Individually and as
                                                        Administrative Agent

                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:

                                                        THE BANK OF NEW YORK

                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:

                                                        BARCLAYS BANK PLC

                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:

                                                        COMERICA BANK

                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:

                                                        CREDIT LYONNAIS
                                                        NEW YORK BRANCH

                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:

                                                        THE BANK OF BERMUDA
                                                        LIMITED

                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:

                                                        THE BANK OF N.T.
                                                        BUTTERFIELD & SON
                                                        LIMITED

                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:

                                                                         ANNEX I


                    LIST OF LENDERS AND TERM LOAN COMMITMENTS

Lender Name                                                          Initial Term Loan Commitments
-----------                                                          -----------------------------
JPMorgan Chase Bank                                                            $ 55,000,000.00

The Bank of New York                                                           $ 28,500,000.00

Barclays Bank Plc                                                              $ 28,500,000.00

Comerica Bank                                                                  $ 20,000,000.00

Credit Lyonnais New York Branch                                                $ 20,000,000.00

The Bank of Bermuda Limited                                                    $ 15,000,000.00

The Bank of N.T. Butterfield & Son Limited                                     $ 25,000,000.00
                                                                                --------------
Total                                                                          $192,000,000.00
                                                                                ==============

                                                                        ANNEX II

                                LENDER ADDRESSES

Lender Address

JPMorgan Chase Bank
270 Park Avenue
New York, NY  10017
Attention:  Helen Newcomb
Tel: (212) 270-6260
Fax: (212) 270-0670

The Bank of New York
One Wall Street
New York, NY  10286
Attention: David Trick
Tel: (212) 635-1064
Fax: (212) 809-9520

Barclays Bank Plc
54 Lombard Street
London EC3V 9EX
England
Attention: Chris Lee
Tel: (44) 207-699-3311
Fax: (44) 207-699-2407

Comerica Bank
One Detroit Center
500 Woodward Avenue MC 3331
Detroit, MI  48226
Attention: Martin Ellis
Tel: (313) 222-9443
Fax: (313) 222-5466

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY  10019
Attention: Seth Ruffer
Tel: (212) 261-7410
Fax: (212) 261-3401

                                                                        ANNEX II

The Bank of Bermuda Limited
6 Front Street
Hamilton, HM11
Bermuda
Attention:  Kerry Davison
Tel: (441) 299-6219
Fax.: (441) 299-6519

The Bank of N.T. Butterfield & Son Limited
65 Front Street
Hamilton, HMAX
Bermuda
Attention: Jonathan Raynor
Tel: (441) 298-4774
Fax: (441) 296-0380

                                                                       ANNEX III

                                  SUBSIDIARIES

     NAME                      OWNER                               PERCENTAGE


                                                                        ANNEX IV

                                 CAPITALIZATION

                                                                         ANNEX V

                                  INDEBTEDNESS

DESCRIPTION AND LENDER            BORROWING ENTITY              PRINCIPAL AMOUNT


                                                                        ANNEX VI

                               INSURANCE LICENSES

                                                                       ANNEX VII

                                      LIENS

                                TABLE OF CONTENTS

                                                                                                  Page
SECTION 1.     Amount and Terms of Credit..................................................        1
    1.01       Commitments.................................................................        1
    1.02       Minimum Amount of Each Borrowing; Maximum Number of Borrowings..............        2
    1.03       Notice of Borrowing.........................................................        2
    1.04       Disbursement of Funds.......................................................        2
    1.05       Term Notes..................................................................        3
    1.06       Conversions.................................................................        4
    1.07       Pro Rata Borrowings.........................................................        4
    1.08       Interest....................................................................        5
    1.09       Interest Periods............................................................        5
    1.10       Increased Costs, Illegality, etc............................................        6
    1.11       Compensation................................................................        8
    1.12       Change of Lending Office....................................................        9
    1.13       Replacement of Lenders......................................................        9
    1.14       Incremental Term Loan Commitments...........................................       10

SECTION 2.     Fees; Commitments...........................................................       11
    2.01       Fees........................................................................       11
    2.02       Voluntary Reduction of Commitments..........................................       11
    2.03       Mandatory Reduction of Commitments..........................................       12

SECTION 3.     Payments....................................................................       12
    3.01       Voluntary Prepayments.......................................................       12
    3.02       Mandatory Repayments........................................................       13
    3.03       Method and Place of Payment.................................................       14
    3.04       Net Payments................................................................       15

SECTION 4.     Conditions Precedent........................................................       15
    4.01       Conditions Precedent to the Effective Date..................................       15
    4.02       Conditions Precedent to All Terms Loans.....................................       17

SECTION 5.     Representations, Warranties and Agreements..................................       18
    5.01       Corporate Status............................................................       18
    5.02       Corporate Power and Authority...............................................       18
    5.03       No Contravention of Laws, Agreements or Organizational Documents............       19
    5.04       Litigation and Contingent Liabilities.......................................       19
    5.05       Use of Proceeds; Margin Regulations.........................................       19
    5.06       Approvals...................................................................       19
    5.07       Investment Company Act......................................................       19
    5.08       Public Utility Holding Company Act..........................................       19
    5.09       True and Complete Disclosure; Projections and Assumptions...................       20
    5.10       Financial Condition; Financial Statements...................................       20
    5.11       Tax Returns and Payments....................................................       20
    5.12       Compliance with ERISA.......................................................       21
    5.13       Subsidiaries................................................................       21
    5.14       Capitalization..............................................................       22
    5.15       Indebtedness................................................................       22
    5.16       Compliance with Statutes, etc...............................................       22

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                  Page
    5.17       Insurance Licenses..........................................................       22
    5.18       Insurance Business..........................................................       23
    5.19       Reinsurance Agreements......................................................       23
    5.20       The Transaction.............................................................       23

SECTION 6.     Affirmative Covenants.......................................................       23
    6.01       Information Covenants.......................................................       23
    6.02       Books, Records and Inspections..............................................       25
    6.03       Insurance...................................................................       26
    6.04       Payment of Taxes............................................................       26
    6.05       Maintenance of Existence....................................................       26
    6.06       Compliance with Statutes, etc...............................................       26
    6.07       ERISA.......................................................................       26
    6.08       Maintenance of Property.....................................................       27
    6.09       Maintenance of Licenses and Permits.........................................       27
    6.10       Claims Paying Ratings.......................................................       27
    6.11       End of Fiscal Years; Fiscal Quarters........................................       28

SECTION 7.     Negative Covenants..........................................................       28
    7.01       Changes in Business.........................................................       28
    7.02       Consolidations, Mergers, Sales of Assets and Acquisitions...................       28
    7.03       Liens.......................................................................       29
    7.04       Indebtedness................................................................       29
    7.05       Issuance of Stock...........................................................       30
    7.06       Dissolution.................................................................       30
    7.07       Restricted Payments.........................................................       30
    7.08       Transactions with Affiliates................................................       30
    7.09       Maximum Leverage Ratio......................................................       30
    7.10       Minimum Consolidated Tangible Net Worth.....................................       30
    7.11       Minimum Consolidated Fixed Charge Coverage Ratio............................       31
    7.12       Private Act.................................................................       31

SECTION 8.     Events of Default...........................................................       31
    8.01       Payments....................................................................       31
    8.02       Representations, etc........................................................       31
    8.03       Covenants...................................................................       31
    8.04       Default Under Other Agreements..............................................       31
    8.05       Bankruptcy, etc.............................................................       31
    8.06       ERISA.......................................................................       32
    8.07       Judgments...................................................................       32
    8.08       Insurance License...........................................................       33
    8.09       Ownership...................................................................       33

SECTION 9.     Definitions.................................................................       33

SECTION 10.    The Administrative Agent....................................................       47
    10.01      Appointment.................................................................       47
    10.02      Delegation of Duties........................................................       47
    10.03      Exculpatory Provisions......................................................       48

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                  Page
    10.04      Reliance by Administrative Agent............................................       48
    10.05      Notice of Default...........................................................       48
    10.06      Non-Reliance................................................................       49
    10.07      Indemnification.............................................................       49
    10.08      The Administrative Agent in its Individual Capacity.........................       50
    10.09      Successor Administrative Agent..............................................       50

SECTION 11.    Miscellaneous...............................................................       50
    11.01      Payment of Expenses, etc....................................................       50
    11.02      Right of Setoff.............................................................       51
    11.03      Notices.....................................................................       51
    11.04      Benefit of Agreement........................................................       51
    11.05      No Waiver; Remedies Cumulative..............................................       53
    11.06      Payments Pro Rata...........................................................       53
    11.07      Calculations; Computations..................................................       54
    11.08      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE............................       54
    11.09      Counterparts................................................................       55
    11.10      Headings Descriptive........................................................       55
    11.11      Amendment or Waiver.........................................................       55
    11.12      Survival....................................................................       56
    11.13      Domicile of Term Loans......................................................       56
    11.14      Confidentiality.............................................................       56
    11.15      WAIVER OF JURY TRIAL........................................................       57
    11.16      Register....................................................................       57

                                     -iii-

                               TABLE OF CONTENTS
                                  (continued)                                       Page
ANNEX I           List of Lenders and Commitments
ANNEX II          Lender Addresses
ANNEX III         Subsidiaries
ANNEX IV          Capitalization
ANNEX V           Indebtedness
ANNEX VI          Insurance Licenses
ANNEX VII         Liens

EXHIBIT A         Form of Notice of Borrowing
EXHIBIT B         Form of Term Note
EXHIBIT C-1       Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
EXHIBIT C-2       Form of Opinion of Appleby, Spurling & Kempe
EXHIBIT D         Form of Officers' Certificate
EXHIBIT E         Form of Assignment Agreement
EXHIBIT F         Form of Incremental Term Loan Agreement

                                 FIRST AMENDMENT

      FIRST AMENDMENT (this "Amendment"), dated as of September 26, 2002, among ENDURANCE SPECIALTY HOLDINGS LTD., a company organized under the laws of Bermuda (the "Parent Borrower"), the lenders party to the Term Loan Agreement referred to below (the "Lenders"), and JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Term Loan Agreement referred to below.

                              W I T N E S S E T H :

      WHEREAS, the Parent Borrower, the Lenders and the Administrative Agent are parties to a Term Loan Agreement, dated as of August 13, 2002 (the "Term Loan Agreement"); and

      WHEREAS, the Parent Borrower has requested, and the Lenders have agreed to, the amendments and agreements provided herein on the terms and conditions set forth herein;

      NOW, THEREFORE, it is agreed:

      1. Section 1.01(a) of the Term Loan Agreement is hereby amended by deleting the term "Term Loan Commitment Expiration Date" appearing therein and inserting the term `Term Loan Commitment Termination Date" in lieu thereof.

      2. Section 3.02(a) of the Term Loan Agreement is hereby amended by (i) deleting the first appearance of the text "the first anniversary of the Initial Borrowing Date" appearing therein and inserting the text "the earlier of (x) the first anniversary of the Initial Borrowing Date and (y) September 30, 2003" in lieu thereof and (ii) deleting the table set forth in such Section in its entirety and inserting the following new table in lieu thereof:

                "Scheduled Repayment Date                                           Percentage
                 ------------------------                                           ----------
 The earlier of (x) the first anniversary of the                                      20.0%
 Initial Borrowing Date and (y) September 30, 2003

 The earlier of (x) the second anniversary of the                                     40.0%
 Initial Borrowing Date and (y) September 30, 2004

 Maturity Date                                                                        40.0%".

      3. The definition of "Incremental Term Loan Commitment Termination Date" appearing in Section 9 of the Term Loan Agreement is hereby amended by deleting the text "the first anniversary of the Initial Borrowing Date" appearing therein and inserting the text

"the earlier of (x) the first anniversary of the Initial Borrowing Date and (y) September 30, 2003" in lieu thereof.

      4. The definition of "Maturity Date" appearing in Section 9 of the Term Loan Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

      "Maturity Date" shall mean the earlier of (x) the date occurring three years following the Initial Borrowing Date and (y) September 30, 2005.

      5. The definition of "Term Loan Commitment Termination Date" appearing in
Section 9 of the Term Loan Agreement is hereby amended by deleting the date "September 30, 2002" appearing therein and inserting the date "December 2, 2002" in lieu thereof.

      6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Term Loan Agreement or any other Credit Document.

      7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Parent Borrower and the Administrative Agent.

      8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      9. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the Parent Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office. Furthermore, in order to induce the Lenders to enter into this Amendment, the Parent Borrower agrees to pay to each Lender which executes and delivers to the Administrative Agent a counterpart of this Amendment on or prior to 12:00 p.m. (New York time) on September 26, 2002, a fee equal to 0.05% of such Lender's Initial Term Loan Commitment then in existence at 9:00 a.m. (New York time) on October 15, 2002, with such fee to be earned at 9:00 a.m. (New York time) on October 15, 2002 and payable on or prior to 5:00 p.m. (New York time) on October 15, 2002 (it being understood and agreed that if such fee referred to in this sentence is not paid by the Parent Borrower on or prior to 5:00 p.m. (New York time) on October 15, 2002, an immediate Event of Default under Section 8.01(iii) of the Term Loan Agreement shall be deemed to have occurred at such time).

      10. In order to induce the Lenders to enter into this Amendment, the Parent Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date, both before and after giving effect to this Amendment and (ii) on the First Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Term Loan Agreement and in the other Credit

Documents are true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

      11. From and after the First Amendment Effective Date, all references in the Term Loan Agreement and each of the other Credit Documents to the Term Loan Agreement shall be deemed to be references to the Term Loan Agreement as modified hereby. This Amendment shall constitute a Credit Document for all purposes under the Term Loan Agreement and the other Credit Documents.

                                      * * *

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                     ENDURANCE SPECIALTY HOLDINGS LTD.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     JPMORGAN CHASE BANK,
                                       Individually and as Administrative Agent



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     SIGNATURE PAGE TO THE FIRST AMENDMENT,
                                     DATED AS OF SEPTEMBER 26, 2002, TO THE
                                     CREDIT AGREEMENT, DATED AS OF AUGUST 13,
                                     2002, AMONG ENDURANCE SPECIALTY HOLDINGS
                                     LTD., A COMPANY ORGANIZED UNDER THE LAWS OF
                                     BERMUDA, THE VARIOUS LENDERS PARTY THERETO,
                                     AND JPMORGAN CHASE BANK, AS ADMINISTRATIVE
                                     AGENT

                                     NAME OF INSTITUTION:

                                     -------------------------------------------



                                     By:________________________________________
                                        Name:
                                        Title: